EXHIBIT 99.1

                    TEXACO INC. ANNOUNCES 2-FOR-1 STOCK SPLIT
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                              AND DIVIDEND INCREASE
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FOR  IMMEDIATE  RELEASE:    FRIDAY,  JULY  25,  1997.
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         WHITE  PLAINS,  N.Y.,  July 25 - Texaco Inc.  announced  today that its
Board of Directors has approved a two-for-one split of Texaco's common stock. The additional shares will be distributed on September 29, 1997, to shareholders of record on September 11, 1997.
         The Board also voted to increase the quarterly dividend to 90 cents per share (on a pre-split basis) from 85 cents per share, an increase of 5.9 percent. This dividend increase follows the third-quarter 1996 dividend increase of five cents per share. The dividend is payable on September 10, 1997, to shareholders of record on August 5, 1997.
         "Today's actions to split our stock and increase our dividend reflect the confidence we have in achieving our plans to make Texaco a global energy leader," said Texaco Inc. Chairman and Chief Executive Officer Peter I. Bijur. "A consistent record of strong cash flows and earnings is the foundation of this goal and demonstrates the value we bring to our shareholders."

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CONTACTS:      Chris Gidez           914-253-4042
               Jim Swords            914-253-4156